                                                                     Exhibit 4.f

                                                                  EXECUTION COPY

                               [FACE OF SECURITY]

              THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

              THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR
(III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

              THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

              THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH PURCHASER BY ITS PURCHASE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS SECURITY FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS SECURITY TO, ANY EMPLOYEE BENEFIT PLAN (A "PLAN") AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), EXCEPT THAT SUCH PURCHASE FOR OR ON BEHALF OF A PLAN SHALL BE PERMITTED:

              (I) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

              (II) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

              (III) TO THE EXTENT SUCH PURCHASE IS MADE BY AN INVESTMENT FUND ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "1940 ACT"), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50.0 MILLION AND HAD STOCKHOLDERS' OR PARTNERS' EQUITY IN EXCESS OF $750,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE 1940 ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN

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       EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND
       EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

              (IV) TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, AND AS DEFINED IN SECTION 414(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE");

              (V) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

              (VI) TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH

       MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

              (VII) TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION 4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.

                            SKYWORKS SOLUTIONS, INC.

                          CUSIP No. 83088M AC 6 No. R-1

                              ISIN No. US83088MAC64

           15% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE JUNE 30, 2005

              Skyworks Solutions, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Conexant Systems, Inc., or registered assigns, the principal sum of Forty-Five Million Dollars ($45,000,000) by delivery of shares of Common Stock on June 30, 2005.

                Interest Payment Dates: the last Business Day (as defined in this Security) of each March, June, September and December, beginning December 31, 2002.

              Record Dates:  March 15, June 15, September 15 and December 15

              This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                             SIGNATURE PAGE FOLLOWS

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              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                            SKYWORKS SOLUTIONS, INC.

                            By _______________________________________
                               Name:
                               Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned
Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION,
       as Trustee

By: _______________________________
    Authorized Signatory

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                           [REVERSE SIDE OF SECURITY]

                            SKYWORKS SOLUTIONS, INC.

                    15% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                DUE JUNE 30, 2005

1.       Interest

              Skyworks Solutions, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 15% per annum. The Company shall pay interest quarterly on the last Business Day of each March, June, September and December, commencing December 31, 2002; provided, however, that such interest may be increased by any Additional Interest accruing from time to time on the principal amount of this Security as provided in the Registration Rights Agreement. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement. Interest on the Securities shall accrue from the most recent date to which interest has been paid on the Securities or the Interim Convertible Note (as defined in the Refinancing Agreement) or, if no interest has been paid, from November 12, 2002; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              Notwithstanding the foregoing provisions of this paragraph 1, but subject to applicable law, any overdue interest on this Security or any principal of this Security due pursuant to paragraph 16 of this Security shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (1) the interest rate then otherwise applicable and (2) an additional 1% per annum, or, if an Event of Default described in clause (i),
(iii), (vii) or (viii) of paragraph 16 has occurred and is continuing, this Security shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (1) the interest rate then otherwise applicable and (2) an additional 1% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Security as provided in the preceding sentence, and that shall not have been paid in full on or before the next interest payment date to occur after the date on which the overdue interest became due and payable, shall itself be deemed to be overdue interest on this Security to which the preceding sentence shall apply.

              In the event that any interest rate(s) provided for in this paragraph 1 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Security without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Company.

2.       Method of Payment

              On the Maturity Date, the Company shall pay the principal amount of this Security by issuing and delivering a number of whole shares of Common Stock equal to the principal amount of the Security due and payable on the Maturity Date divided by the Applicable Conversion Price in effect on the Maturity Date, together with cash in lieu of any fractional shares pursuant to
Section 5.03 of the Indenture. The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on the March 15, June 15, September 15 or December 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Principal payable pursuant to paragraph 16 is payable in cash upon acceleration for an Event of Default described in clause (i), (iii), (vii) or (viii) of the first sentence of paragraph 16 and is payable in shares of Common Stock upon acceleration for any other Event of Default. The Company will pay the Optional Redemption Price, the Change in Control Purchase Price, principal payable in cash pursuant to paragraph 16, cash in lieu of any fractional shares pursuant to
Section 5.03 of the Indenture and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay such Optional Redemption Price, Change in Control Purchase Price, principal, cash in lieu of any fractional shares and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.       Paying Agent, Registrar and Conversion Agent

              Initially, Wachovia Bank, National Association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as

Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.       Indenture, Limitations

              This Security is one of a duly authorized issue of Securities of the Company designated as its 15% Convertible Senior Subordinated Notes Due June 30, 2005 (the "Securities") issued under an Indenture dated as of November 20, 2002 (together with any supplemental indentures thereto, the "Indenture") between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated unsecured obligations of the Company limited to $45 million aggregate principal amount, subject to Section 2.10 of the Indenture, and are "Designated Senior Indebtedness" (as defined in the Junior Notes Indenture) for purposes of the Junior Notes Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.       Optional Redemption

              The Company shall not have the option to redeem the Securities pursuant to this paragraph 5 prior to May 12, 2004. Thereafter, the Company shall have the option to redeem any portion of the Securities (an "Optional Redemption") upon giving notice as set forth in paragraph 6. The Optional Redemption Price (expressed as a percentage of the principal amount) shall be 103%, together with accrued interest up to but not including the date of redemption (the "Optional Redemption Date"), payable in cash, provided that if the Optional Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

6.       Notice of Redemption

              Notice of redemption will be mailed or delivered at least 20 days but not more than 60 days before the Optional Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Optional Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay in cash the Optional Redemption Price plus accrued interest, if any, to, but excluding, the Optional Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.       Purchase of Securities at Option of Holder Upon a Change in Control

              At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall be obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is no less than 30 days and not more than 60 days after notice of the occurrence of a Change in Control is given as provided in Section 4.07, at a purchase price in cash equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.       Conversion

              A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time after 60 days from November 12, 2002 and prior to the close of business on the Business Day immediately preceding June 30, 2005; provided, however, that if the Security is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date or the Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the Optional Redemption Price payment or Change in Control Purchase Price payment, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased). The initial Conversion Price is $7.87 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Applicable Conversion Price as of the related Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and

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manually sign the conversion notice set forth below and deliver such notice to a
Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or (ii) subject to purchase following a Change in Control, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9.       Conversion Arrangement on Call for Redemption

              Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Optional Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Optional Redemption Price, together with accrued interest, if any, to, but not including, the Optional Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

10.      Subordination

              The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness

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described in the Indenture, the Senior Indebtedness shall continue to be Senior
Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.      Denominations, Transfer, Exchange

              The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.      Persons Deemed Owners

              The Holder of a Security may be treated as the owner of it for all purposes.

13.      Unclaimed Money and Shares of Common Stock

              If money or shares of Common Stock for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money and deliver the shares of Common Stock back to the Company at its written request. After that, Holders entitled to money or shares of Common Stock must look to the Company for payment.

14.      Amendment, Supplement and Waiver

              Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.      Successor Corporation

              When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the

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Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16.      Defaults and Remedies

              Under the Indenture, an Event of Default includes: (i) default for 15 days in payment of any interest on any Securities; (ii) default in payment of any principal on the Securities when due at its Stated Maturity; (iii) failure by the Company to redeem or purchase Securities when required under the Indenture, whether or not prohibited by the subordination provisions of the Indenture; (iv) failure by the Company to provide notice to the Trustee and Holders of a Change in Control in accordance with the Indenture; (v) failure by the Company to comply with its obligations under Section 6.01 of the Indenture;
(vi) failure by the Company for 60 days after notice to it to perform any other covenant required of it in the Indenture; (vii) certain events of bankruptcy, insolvency or reorganization of the Company; or (viii) acceleration of payment of the principal of the Junior Notes under the terms of the Junior Notes Indenture.

              If an Event of Default described in clause (vii) or (viii) above occurs, unpaid principal of and interest on the Securities then outstanding shall become due and payable in cash immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. If an Event of Default specified in clause (i) or
(iii) above occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately in cash. If an Event of Default (other than an Event of Default described in clause (i), (iii), (vii) or (viii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal and interest to the date of acceleration on the Securities then outstanding to be due and payable immediately by delivery of shares of Common Stock in the same manner provided in paragraph 2 of this Security and the Indenture for payment of principal and interest at Stated Maturity, all as and to the extent provided in this Security and the Indenture, with the date of acceleration substituted for the Maturity Date in the definitions of "Applicable Conversion Price" and "Current Market Price" for purposes of calculating the number of shares of Common Stock to be delivered. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

17.      Trustee Dealings with the Company

              Wachovia Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.      No Recourse Against Others

              A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.      Authentication

              This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.      Abbreviations and Definitions

              Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.      Indenture to Control; Governing Law

              In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

              The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Chief Financial Officer.

22.      Additional Provisions Regarding Conexant.

              (a) HSR Filings. In the event that Conexant Systems Inc. ("Conexant") shall become subject to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as a result of its acquisition of shares of Common Stock upon conversion of all or a portion of this Security, subject to the terms and conditions of this Security, each of the Company and Conexant will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with each other in doing or causing to be done, all things necessary, proper or advisable under applicable laws to prepare and file as promptly as practicable a Notification and Report Form pursuant to the HSR Act with respect to the acquisition by Conexant of shares of Common Stock, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to applicable laws or by governmental authorities.

              (b) Restriction on Conversion. Notwithstanding anything contained herein, by accepting this Security, Conexant agrees that Conexant may not exercise its rights to convert the principal amount of this Security (or any portion thereof) to the extent that such conversion would result in Conexant owning at any one time more than 10% of the then outstanding shares of Common Stock.

              (c) Restriction on Transfer. Notwithstanding anything contained herein, by accepting this Security, Conexant agrees that Conexant may not sell, assign or otherwise transfer, in whole or in part, this Security or any interest therein or any shares of Common Stock acquired on conversion of this Security, in whole or in part, for a period of 90 days from November 12, 2002.

                                 ASSIGNMENT FORM

              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to

________________________________________________________________________________

                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date: __________   _____________________________________________________________
                   (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:  _______________________

* Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                CONVERSION NOTICE

              To convert this Security into Common Stock of Skyworks Solutions, Inc.,

              check the box:  [ ]

              To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

              If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

Your Signature:

Date: __________    ____________________________________________________________
                    (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:  __________________________

* Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

               OPTION TO ELECT REPURCHASE UPON A CHANGE OF CONTROL

To: Skyworks Solutions, Inc.

              The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Skyworks Solutions, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company, and requests and instructs the Company to redeem in cash the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, the date of redemption, to the registered Holder hereof.

Date: ___________   ____________________________________________________________
                    Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                    ____________________________________________________________
                    Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

________________________________________________________________________________

              NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                           CERTIFICATE TO BE DELIVERED
                          UPON EXCHANGE OR REGISTRATION
                  OF TRANSFER OF TRANSFER RESTRICTED SECURITIES

Re:    15% Convertible Senior Subordinated Notes
       Due June 30, 2005 (the "Securities") of Skyworks Solutions, Inc.

              This certificate relates to $______________ principal amount of Securities owned in (check applicable box)

              [ ] book-entry or [ ] definitive form by ___________ (the "Transferor").

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

              In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section
2.08 of the Indenture dated as of November 20, 2002, between Skyworks Solutions, Inc. (the "Company") and Wachovia Bank, National Association, as Trustee, and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

              [ ]   Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

              [ ]   Such Security is being transferred to the Company.

              [ ]   Such Security is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

              [ ]   Such Security is being transferred pursuant to and in
       compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

              [ ]   Such Security is being transferred pursuant to and in
       compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

Date:  _______     _____________________________________________________________
                   (Insert Name of Transferor)